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                                                                     EXHIBIT 3.1




                                 AMENDMENT NO. 1

                                       TO

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 AUTOBYTEL INC.

                             A DELAWARE CORPORATION
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                                 AMENDMENT NO. 1

                                       TO

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 AUTOBYTEL INC.
                             A DELAWARE CORPORATION





      Section 3.02 of Article III of the Amended and Restated Bylaws of Autobytel Inc. is hereby amended in its entirety to read as follows:


      "Section 3.02 NUMBER. The authorized number of directors of the Corporation shall be between six (6) members and fourteen (14) members until changed by an amendment of this Section 3.02. Directors need not be stockholders in the Corporation."






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                            CERTIFICATE OF SECRETARY

      The undersigned certifies:

            (1) That the undersigned is duly elected and acting Secretary of Autobytel Inc., a Delaware corporation (the "Corporation"); and

            (2) That the foregoing Amendment No. 1 to the Amended and Restated Bylaws was duly adopted by the Board of Directors at a meeting held on August 14, 2001.

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 14th day of August 2001.


                                           /s/ Ariel Amir
                                          --------------------------
                                           Ariel Amir, Secretary


[SEAL]






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